Exhibit 21.1
ORGANON & CO.
LIST OF SUBSIDIARIES

The following are subsidiaries of Organon & Co. as of December 31, 2021.

Name	Country or State of Incorporation or Organization
Organon Algeria SARL	Algeria
Organon Argentina S.R.L.*	Argentina
Organon Pharma Pty Ltd	Australia
Organon Austria GmbH	Austria
Organon Belgium BV	Belgium
Schering-Plough Labo NV	Belgium
Organon BH d.o.o.	Bosnia
Organon Farmacêutica Ltda.	Brazil
Organon Canada Inc.	Canada
Organon Chile SPA	Chile
Organon (Shanghai) Pharmaceutical Technology Co., Ltd.	China, People’s Republic of
Organon Colombia S.A.S.	Colombia
Organon Pharma Costa Rica S de R.L.	Costa Rica
Organon Pharma d.o.o.	Croatia
Organon Czech Republic s.r.o.	Czech Republic
Organon Denmark ApS	Denmark
Organon-Ecuador S.A.	Ecuador
Organon Pharmaceutical Egypt LLC	Egypt
Forendo Pharma Oy	Finland
Novuro Oy	Finland
Organon Finland Oy	Finland
Organon France SAS	France
Organon Healthcare GmbH	Germany
Organon Hong Kong Limited	Hong Kong
Organon Hungary Korlatolt Felelossegu Tarsasag	Hungary
Fulford (India) Limited	India
Organon (India) Private Limited	India
PT Organon Pharma Indonesia Tbk	Indonesia
Organon (Ireland) Ltd	Ireland
Organon Pharma (Ireland) Limited	Ireland
Organon Pharma Israel Ltd.	Israel
Organon Italia S.r.l.	Italy
Organon Japan Holdings G.K.	Japan
Organon K.K.	Japan
Organon Korea Co., Ltd.	Republic of Korea
Organon Malaysia Sdn. Bhd.	Malaysia

Name	Country or State of Incorporation or Organization
Organon Comercializadora, S. de R.L. de C.V.	Mexico
Productos Farmaceuticos Organon Mexicana S. de R.L. de C.V.	Mexico
Schering-Plough S.A. de C.V.	Mexico
Servicios Organon S. de R.L. de C.V.	Mexico
Undra, S.A. de C.V.	Mexico
Organon Maroc S.A.R.L.	Morocco
GTS FI B.V.	Netherlands
N.V. Organon	Netherlands
OBS Human Health Holding B.V.	Netherlands
OBS International 9 B.V.	Netherlands
Organon Mexico Holdings B.V.	Netherlands
Organon (I.A.) B.V.	Netherlands
Organon Argentina Holdings B.V.*	Netherlands
Organon Asia Holdings B.V.	Netherlands
Organon Canada Holdings B.V.	Netherlands
Organon Foreign Debt Co-Issuer B.V.	Netherlands
Organon Holding I B.V.	Netherlands
Organon Holdings 9 B.V.	Netherlands
Organon International Holdings 9 B.V.	Netherlands
Organon International Holdings B.V.	Netherlands
Organon Ireland Holdings B.V.	Netherlands
Organon Japan Holdings B.V.	Netherlands
Organon Participations B.V.	Netherlands
Organon Pharma B.V.	Netherlands
Organon New Zealand Limited	New Zealand
Organon Norway A/S	Norway
Organon Latin America Services S. de R.L.	Panama
Organon Pharma S. de R.L.	Panama
Organon BioSciences Peru S.R.L.	Peru
Organon (Philippines) Incorporated	Philippines
Organon Polska Sp. z.o.o.	Poland
Organon Portugal, Sociedade Unipessoal Lda.	Portugal
Organon Puerto Rico LLC	Puerto Rico
Organon BioSciences S.R.L.	Romania
Organon Limited Liability Company*	Russia
Organon Pharma d.o.o. Beograde	Serbia
Organon Asia Pacific Services Pte. Ltd.	Singapore
Organon Singapore Pte. Ltd.	Singapore
Organon Slovakia s.r.o.	Slovakia
Organon South Africa Pty Ltd.	South Africa
Organon Salud, S.L.	Spain
Organon Sweden AB	Sweden
Organon Central East GmbH	Switzerland

Name	Country or State of Incorporation or Organization
Organon GmbH	Switzerland
Organon International GmbH	Switzerland
Organon International Services GmbH	Switzerland
Organon KSA GmbH	Switzerland
Organon (Thailand) Ltd.	Thailand
Organon Turkey Ilaclari Limited Sirketi	Turkey
Organon Ukraine Limited Liability Company	Ukraine
Organon Pharma FZ-LLC	United Arab Emirates
Dashtag	United Kingdom
Organon Pharma (UK) Limited	United Kingdom
Alydia Health, Inc.	Delaware
Organon Canada Holdings LLC	Delaware
Organon Global Inc.	Delaware
Organon LLC	Delaware
Organon Pharma Holdings LLC	Delaware
Organon Trade LLC	Delaware
Organon USA LLC	New Jersey
__________
* Following the spin-off of the Company from Merck & Co., Inc. in June 2021, certain entities are scheduled to be legally separated from Merck & Co., Inc. in 2022.

Exhibit 21.1
ORGANON & CO.
LIST OF BRANCHES, REPRESENTATIVE OFFICES
AND SCIENTIFIC OFFICES
The following are branches, representative offices, and scientific offices of Organon & Co. as of December 31, 2021.

Name	Country of Organization
Organon (I.A.) BV - Bulgaria Branch	Bulgaria
Organon (Shanghai) Pharmaceutical Technology Co., Ltd. - Beijing Branch	China, People’s Republic of
Organon (Shanghai) Pharmaceutical Technology Co., Ltd. - Guangzhou Branch	China, People’s Republic of
Organon (Shanghai) Pharmaceutical Technology Co., Ltd. - Hangzhou Branch	China, People’s Republic of
Organon (Shanghai) Pharmaceutical Technology Co., Ltd. – Xuhui Branch	China, People’s Republic of
Organon (Shanghai) Pharmaceutical Technology Co., Ltd. – Pilot Free Trade Zone	China, People’s Republic of
Organon Pharma BV - Cyprus Branch	Cyprus
Organon Pharma BV - Estonia Representative Office	Estonia
Organon Central East GmbH - Jordan Representative Office	Jordan
Organon Central East GmbH - Kazakhstan Representative Office	Kazakhstan
Organon Pharma BV - Latvia Representative Office	Latvia
Organon Central East GmbH - Lebanon Representative Office	Lebanon
Organon Pharma BV - Lithuania Representative Office	Lithuania
Organon Belgium BV - Luxembourg Branch	Luxembourg
Organon Central East GmbH - North Macedonia Representative Office	North Macedonia
Organon KSA GmbH - Saudi Scientific Office	Saudi Arabia
Organon Pharma BV., Oss - Ljubljana Branch	Slovenia
Organon (I.A.) B.V. - Taiwan Branch	Taiwan
Organon Central East GmbH - Representative Office in Hanoi	Vietnam
Organon Central East GmbH - Representative Office in Ho Chi Minh City	Vietnam